UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 27, 2008

Finlay Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25716 (Commission File Number)	13-3492802 (IRS Employer Identification No.)

529 Fifth Avenue, New York, New York (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code (212) 808-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2008, Finlay Enterprises, Inc. (“Finlay Enterprises”), the parent company of Finlay Fine Jewelry Corporation (“Finlay Jewelry,” and together with Finlay Enterprises, and its affiliates, subsidiaries, successors, assigns, current and former employees, directors and agents, “Finlay”), announced that Edward J. Stein, Senior Vice President and Director of Stores of Finlay Jewelry, will retire on June 23, 2008 (the “Retirement Date”). In connection with his planned retirement, on March 27, 2008, Finlay Jewelry and Mr. Stein entered into a Severance Agreement and General Release (the “Agreement”), which was reviewed and approved by the Compensation Committee of Finlay Enterprises’ Board of Directors. Pursuant to the terms of the Agreement, Mr. Stein is entitled to certain benefits under Finlay Jewelry’s regular policies and to certain conditional benefits following his retirement. The Agreement supersedes and terminates the employment agreement dated February 28, 2006, to which Finlay Jewelry and Mr. Stein were previously parties.

Under the terms of the Agreement, Mr. Stein has agreed, among other things, to release Finlay from all claims, to not disclose confidential or proprietary information obtained during his employment, and to not solicit Finlay’s customers and certain of its employees for a period of one year after the Retirement Date. Pursuant to the Agreement, Mr. Stein will receive, subject to his compliance with these obligations, a severance payment in the amount of $595,420, payable in installments beginning December 24, 2008, which installment will also include accrued interest from June 24, 2008 through December 23, 2008, and ending June 25, 2009. Mr. Stein will also receive a payment of $50,000, payable December 24, 2008, in lieu of any relocation allowance to which Mr. Stein may otherwise be entitled under Finlay Jewelry’s relocation policy for executives. In addition, Mr. Stein is entitled to pay health insurance premiums at Finlay’s employee rate for the first eleven months following the Retirement Date, if he elects to continue health insurance coverage under Finlay’s medical plans.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Agreement, a copy of which is attached as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.25	Severance Agreement and General Release between Finlay Fine Jewelry Corporation and Edward J. Stein, dated March 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.

Date: March 28, 2008	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit

Exhibit 10.25	Severance Agreement and General Release between Finlay Fine Jewelry Corporation and Edward J. Stein, dated March 27, 2008